SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2014

IBERIABANK CORPORATION

(Exact name of Registrant as Specified in Charter)

Louisiana	0-25756	72-1280718
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 West Congress Street, Lafayette, Louisiana 70501

(Address of Principal Executive Offices)

(337) 521-4003

Registrant’s telephone number, including area code

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) On May 6, 2014, the Compensation Committee granted restricted stock awards to non-employee directors of IBERIABANK Corporation (the “Company”) as follows:

Name	Restricted Stock Award (Shares)	Grant Date Per Share Fair Value of Awards
Elaine D. Abell	1,000	$62.31
William H. Fenstermaker	1,000	$62.31
Harry V. Barton, Jr.	1,000	$62.31
Ernest P. Breaux, Jr.	1,000	$62.31
John N. Casbon	1,000	$62.31
Angus R. Cooper, II	1,000	$62.31
John E. Koerner, III	1,000	$62.31
O. Miles Pollard, Jr.	1,000	$62.31
E. Stewart Shea, III	1,000	$62.31
David H. Welch	1,000	$62.31

The restricted stock awards will vest on the first anniversary date of the awards. The restricted stock awards are subject to other terms and conditions of the further amended IBERIABANK Corporation Amended and Restated 2010 Stock Incentive Plan (the “2010 Plan”) and the Restricted Stock Award Agreement, which are attached to this report as Exhibit 10.1 and Exhibit 10.2, respectively, and are incorporated by reference herein.

The Company’s shareholders approved the further amended 2010 Plan at the Annual Meeting of Shareholders of the Company held on May 5, 2014 (the “Annual Meeting”). Amendments to the 2010 Plan are summarized below.

The 2010 Plan included the following changes from the Company’s current stock incentive plan:

•	Authorizes the Compensation Committee, in its sole discretion, to structure cash incentive awards that would be designed to qualify as “performance based” compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended;

•	Adds, among other metrics, “growth in assets, deposits or loans” to the list of performance measures in the 2010 Plan; and

•	Increases the shares of common stock available for issuance under the current 2010 Plan by an additional 750,000 shares, to a total of 2,150,000 shares of common stock, and increases the number of “full value” awards (awards, such as restricted shares, for which the recipient gets “full value” of the stock, rather than awards based on future appreciation in stock value, such as options) to 50% of the aggregate number of shares authorized under the amended 2010 Plan, or 1,075,000.

The Company’s shareholders first approved the 2010 Plan at a Special Meeting of Shareholders held on January 29, 2010, and the 2010 Plan initially authorized the issuance thereunder of 500,000 shares of common stock, including 250,000 shares as full value awards. The Company’s shareholders approved additional amendments to the 2010 Plan on May 6, 2011, which amendments increased the shares of common stock available for issuance under the 2010 Plan to a maximum of 1,400,000 shares, with a maximum of 700,000 shares that could be issued as full value awards.

Since the 2010 Plan, as amended and restated, was approved by shareholders at the Company’s Annual Meeting on May 5, 2014, if the Board of Directors does not take action to terminate the 2010 Plan, the term of the 2010 Plan will terminate on March 18, 2024.

Item 5.07	Submission of Matters to a Vote of Security Holders

The Annual Meeting was held on May 5, 2014. At the Annual Meeting, the persons listed below were elected to serve as directors of the Company, each for a term of three years; the appointment by the Audit Committee of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal 2014 was ratified; the amended and restated 2010 Plan was approved; and a non-binding resolution in support of the compensation of the named executive officers was approved.

The Judges of Election reported the vote of shareholders at the Annual Meeting as follows:

PROPOSAL 1: Election of Directors

NAME	FOR	WITHHELD
Harry V. Barton, Jr.	22,527,683	1,669,401
E. Stewart Shea, III	21,310,989	2,886,095
David H. Welch	21,792,527	2,376,296

In addition, there were 2,098,574 broker non-votes for each nominee.

PROPOSAL 2: Ratify Appointment of Ernst & Young LLP

FOR	AGAINST	ABSTAIN
25,948,369	79,424	267,865

There were no broker non-votes.

PROPOSAL 3: Approval of the IBERIABANK Corporation Amended and Restated 2010 Stock Incentive Plan

FOR	AGAINST	ABSTAIN
22,433,846	1,481,642	281,595

In addition, there were 2,098,575 broker non-votes.

PROPOSAL 4: Approval of a non-binding advisory resolution to approve the compensation of named executive officers

FOR	AGAINST	ABSTAIN
14,042,590	9,855,883	297,611

In addition, there were 2,099,574 broker non-votes.

ITEM 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit 10.1	IBERIABANK Corporation Amended and Restated 2010 Stock Incentive Plan

Exhibit 10.2	Form of Restricted Stock Award Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

IBERIABANK CORPORATION

DATE: May 8, 2014	By:	/s/ Daryl G. Byrd
Daryl G. Byrd
President and Chief Executive Officer

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